Exhibit 99.2

Press Release
www.shire.com

Shire to announce Full Year 2015 results

Dublin, Ireland – January 28, 2016 – Shire plc (LSE: SHP, NASDAQ: SHPG), will announce full year 2015 earnings on Thursday February 11, 2016.

Results press release will be issued at:	07:00 EST / 12:00 GMT
Investor conference call time:	09:00 EST / 14:00 GMT

Live conference call for investors:

Flemming Ornskov, Chief Executive Officer, Jeff Poulton, Chief Financial Officer and Phil Vickers, Head of Research & Development will host the investor and analyst conference call at 9:00 EST / 14:00 GMT.

The details of the conference call are as follows:

UK dial in:	0808 237 0030 or 020 3139 4830
US dial in:	1 866 928 7517 or 1 718 873 9077
International Access Numbers:	Click here
Password/Conf ID:	83231093#
Live Webcast:	Click here

Replay:

A replay of the presentation will be available for two weeks by phone and by webcast for three months. Replay information can be found on the Investor Relations section of Shire’s website at http://investors.shire.com/.

For further information please contact:

Investor Relations
Matthew Osborne	mattosborne@shire.com	+1 781 482 9502
Sarah Elton-Farr	seltonfarr@shire.com	+44 1256 894157

Notes to editors

Shire enables people with life-altering conditions to lead better lives.

Our strategy is to focus on developing and marketing innovative specialty medicines to meet significant unmet patient needs.

We focus on providing treatments in Rare Diseases, Neuroscience, Gastrointestinal and Internal Medicine and we are developing treatments for symptomatic conditions treated by specialist physicians in other targeted therapeutic areas, such as Ophthalmics.

www.shire.com

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX